Exhibit 8.1

SUBSIDIARY LIST

Subsidiary	Jurisdiction of Incorporation
Asterix Shipping Co.	Marshall Islands
Bagheera Shipping Co.	Marshall Islands
Bistro Maritime Co.	Marshall Islands
Castor Maritime SCR Corp.	Marshall Islands
Cinderella Shipping Co.	Marshall Islands
Containco Shipping Inc.	Marshall Islands
Garfield Shipping Co.	Marshall Islands
Jerry Shipping Co.	Marshall Islands
Johnny Bravo Shipping Co.	Marshall Islands
Jumaru Shipping Co.	Marshall Islands
Kabamaru Shipping Co.	Marshall Islands
Liono Shipping Co.	Marshall Islands
Luffy Shipping Co.	Marshall Islands
Mickey Shipping Co.	Marshall Islands
Mulan Shipping Co.	Marshall Islands
Pikachu Shipping Co.	Marshall Islands
Pocahontas Shipping Co.	Marshall Islands
Pumba Shipping Co.	Marshall Islands
Snoopy Shipping Co.	Marshall Islands
Songoku Shipping Co.	Marshall Islands
Spetses Shipping Co.	Marshall Islands
Stewie Shipping Co.	Marshall Islands
Super Mario Shipping Co.	Marshall Islands
Tom Shipping Co.	Marshall Islands
Tom Maritime Ltd.	Malta
Jerry Maritime Ltd.	Malta